Exhibit 17(a)

SPECIAL MEETING OF STOCKHOLDERS OF

WESTERN ASSET EMERGING MARKETS

INCOME FUND INC.

October 17, 2008

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

Please detach along perforated line and mail in the envelope provided.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE    ☒

The Board of Directors unanimously recommends a vote “FOR” Proposal 1:

1. To approve the merger of Western Asset Emerging Markets Income Fund Inc.
with and into Western Asset Emerging Markets Income Fund II Inc. in accordance with the Maryland General Corporation Law.

2. Any other business that may properly come before the Meeting.

☐ FOR

☐ AGAINST

☐ ABSTAIN

The persons named as proxies are authorized to vote in their discretion on any other business that may properly come before the Meeting.

Please Complete, Sign and Date hereon and Mail in Accompanying Postpaid Envelope.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐	Please check the box to the right if you will be attending the Meeting.	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

WESTERN ASSET EMERGING MARKETS

INCOME FUND INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints R. Jay Gerken, Robert I. Frenkel and William J. Renahan and each of them, attorneys and proxies for the undersigned, with full power of substitution and revocation to represent the undersigned and to vote on behalf of the undersigned all shares of Western Asset Emerging Markets Income Fund Inc. (the “Fund”) which the undersigned is entitled to vote at the Special Meeting of Stockholders of the Fund (the “Meeting”) to be held at 620 Eighth Avenue, 49th Floor, New York, New York on October 17, 2008, at 4:00 p.m., Eastern Standard Time and at any adjournments thereof. The undersigned hereby acknowledges receipt of the Notice of Meeting and accompanying proxy statement and hereby instructs said attorneys and proxies to vote said shares as indicated hereon. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting. A majority of the proxies present and acting at the Meeting in person or by substitute (or, if only one shall be so present, then that one) shall have and may exercise all of the power and authority of said proxies hereunder. The undersigned hereby revokes any proxy previously given.

This proxy, if properly executed, will be voted in the manner directed by the stockholder. If no direction is made, this proxy will be voted “FOR” Proposal 1.

Please refer to the proxy statement for a discussion of the Proposal.

(Continued and to be signed on the reverse side)